Exhibit 11

Coopers
& Lybrand

                       Consent of Independent Accountants





To the Board of Directors of Scudder Global Fund, Inc.:



We consent to the inclusion in Post-Effective Amendment No. 27 to the Registration Statement of Scudder Global Fund on Form N-1A, of our report dated August 14, 1996 on our audit of the financial statements and financial highlights of the Scudder Global Fund, which reports are included in the Annual Report to Shareholders for the year ended June 30, 1996, which is incorporated by reference in the Registration Statement.



We also consent to the reference to our Firm under the caption, "Experts."





                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                Coopers & Lybrand L.L.P.
October 19, 1996

Coopers
& Lybrand



                       Consent of Independent Accountants




To the Board of Directors of Scudder Global Fund, Inc.:


We consent to the inclusion in Post-Effective Amendment No. 27 to the Registration Statement of Scudder International Bond Fund on Form N-1A, of our report dated August 20, 1996 on our audit of the financial statements and financial highlights of the Scudder International Bond Fund, which reports are included in the Annual Report to Shareholders for the year ended June 30, 1996, which is incorporated by reference in the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."



                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                Coopers & Lybrand L.L.P.
October 19, 1996